UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2014

MEREDITH CORPORATION
(Exact name of registrant as specified in its charter)

Iowa	1-5128	42-0410230
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

1716 Locust Street, Des Moines, Iowa		50309-3023
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (515) 284-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03(a)	Creation of a Direct Financial Obligation

On February 28, 2014, Meredith Corporation issued $150 million in floating-rate unsecured Senior Notes to two insurance companies. The proceeds, along with borrowings under existing facilities, were used to finance the acquisition of KMOV (TV), St. Louis, Missouri for $177 million from Gannett Co., Inc. and Sander Media LLC. The Senior Notes bear interest at 1.5 percent over LIBOR and are due in February 2024.

Item 8.01	Other Events

On February 28, 2014, Meredith Corporation completed its acquisition of the broadcast assets of KMOV(TV) in St. Louis, Missouri from Gannett Co., Inc. and Sander Media LLC, for $177 million. A news release issued by Meredith on February 28, 2014, announcing the completion of the acquisition is attached as an exhibit.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

	4.1	Note Purchase Agreement dated as of February 19, 2014, among Meredith Corporation, as issuer and seller, and named purchasers.

99
News release issued by Meredith Corporation dated February 28, 2014, concerning the announcement that it has completed the acquisition of the broadcast assets of KMOV(TV) in St. Louis, Missouri from Gannett Co., Inc. and Sander Media LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEREDITH CORPORATION
Registrant

/s/ Joseph Ceryanec
Joseph Ceryanec
Vice President - Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: February 28, 2014

INDEX TO EXHIBITS

Exhibit Number	Item

4.1	Note Purchase Agreement dated as of February 19, 2014, among Meredith Corporation, as issuer and seller, and named purchasers.

99
News release issued by Meredith Corporation dated February 28, 2014, concerning the announcement that it has completed the acquisition of the broadcast assets of KMOV(TV) in St. Louis, Missouri from Gannett Co., Inc. and Sander Media LLC.